Exhibit 10.3

AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, Phupinder S. Gill (“Executive”) and CME Group Inc. (“CME”) have entered into an amended and restated employment agreement, with an original effective date of August 5, 2009 (the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement to clarify the applicability of certain provisions thereof in connection with CME’s equity program.

NOW THEREFORE, the Agreement is hereby amended in the following manner, effective as of the date set forth below.

1. The following is hereby substituted for clause (ii) of subsection 6(a) of the Agreement:

(ii) all stock option, SAR, restricted stock, restricted stock unit, performance share, or performance stock unit awards, as those terms are defined in the Plan, granted after the Effective Date under the Plan or a successor plan (“New Agreement Awards”) will be subject to subsection 6(i).

2. The last sentence of subsection 6(a) of the Agreement is hereby deleted.

3. The following is hereby substituted for clause (ii) of subsection 6(b) of the Agreement:

(ii) all New Agreement Awards will be subject to subsection 6(i) and

4. The third sentence of subsection 6(b) of the Agreement is hereby deleted.

5. The following is hereby substituted for subsection 6(d)(3) of the Agreement:

(3) all New Agreement Awards will be subject to subsection 6(i); and

6. The following is hereby substituted for third and fourth sentences of subsection 6(e) of the Agreement:

In addition, if Executive is employed on the last day of the Agreement Term, then all New Agreement Awards will at that time be subject to the provisions of subsection 6(i) and his termination for any reason after the last day of the Agreement Term shall otherwise be treated as a termination under this subsection 6(e).

7. The following Section 6(i) is hereby added to the Agreement:

(i)	If Executive’s employment terminates during the Agreement Term by reason of death, disability under subsection 6(b), or termination without Cause under subsection 6(d), or if Executive is employed by CME on the last day of the Agreement Term and his employment terminates after the last day of the Agreement Term for any reason, then:

(1) Any Service Requirement applicable to any outstanding Full Value New Agreement Award (including without limitation any Performance-Based New Agreement Award) that has not been satisfied before the Vesting Date will be deemed satisfied on that date, and distribution with respect to such awards will be made to Executive promptly after the Vesting Date (as those terms are defined below). However, any Full Value New

Agreement Awards that, on the Vesting Date, remain subject to vesting based upon the attainment of Performance Requirements (“Performance-Based New Agreement Awards”) shall remain outstanding and eligible to vest following termination and shall fully vest and settle based upon the attainment of the applicable performance goals as and when determined by the CME Compensation Committee. “Service Requirement” means a vesting contingency based solely on the completion of a period of continued service (including vesting based on the circumstances of termination of service), and “Performance Requirement” means a vesting contingency other than a Service Requirement. “Full Value New Agreement Award” means a New Agreement Award in the form of a restricted stock, restricted stock unit, performance share, or performance stock unit award as those terms are defined in the Plan. “Vesting Date” is the date Executive’s employment terminates during the Agreement Term by reason of death, disability under subsection 6(b), or termination without Cause under subsection 6(d), or if Executive is employed by CME on the last day of the Agreement Term, the last day of the Agreement Term.

(2) Any Service Requirement applicable to any outstanding New Agreement Stock Right Award that has not been satisfied before the Vesting Date will be deemed satisfied on that date, and all outstanding New Agreement Stock Right Awards not previously exercisable will become exercisable on that date. If Executive is employed on the last day of the Agreement Term or if his termination date would constitute a Vesting Date, the New Agreement Stock Right Award will remain exercisable for 48 months after his date of termination (but not beyond the maximum term of the New Agreement Stock Right Award). “New Agreement Stock Right Award” means a New Agreement Award that is in the form of a stock option or SAR award as those terms are defined in the Plan.

(ii)	Notwithstanding any other provision of this Agreement to the contrary, Performance-Based New Agreement Awards shall be in the form of restricted stock and as of the date the target annual New Agreement Awards opportunity is established by the CME Compensation Committee shall not exceed 25% of Executive’s target annual New Agreement Awards opportunity.

(iii)	The provisions of this subsection 6(i) will remain in effect after the end of the Term.

The Agreement is hereby modified as set forth above, effective as of April 6, 2011.

CME Group Inc.

/s/ Terrence A. Duffy
By:	Terrence A. Duffy
Executive Chairman of CME Group Inc.

Executive

/s/ Phupinder S. Gill
By:	Phupinder S. Gill

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